Exhibit 99.1

Monster Worldwide Dismisses General Counsel

New York, November 22, 2006 — Monster Worldwide, Inc. (NASDAQ: MNST) today announced that the Company’s Board of Directors has terminated Myron Olesnyckyj, the Company’s former Senior Vice President, General Counsel and Secretary, for cause. Mr. Olesnyckyj was suspended from his position on September 19, 2006.

The Board’s action was taken with the concurrence of the Special Committee of independent directors reviewing the Company’s historical stock option grant practices.

About Monster Worldwide

Monster Worldwide, Inc. is the parent company of Monster®, the leading global online careers property.  Headquartered in New York with approximately 4,600 employees in 35 countries, Monster Worldwide (NASDAQ: MNST) is a member of the S&P 500 Index and NASDAQ-100. More information about Monster Worldwide is available at www.monsterworldwide.com.

Special Note: Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding Monster Worldwide, Inc.’s strategic direction, prospects and future results. Certain factors, including factors outside of Monster Worldwide’s control, may cause actual results to differ materially from those contained in the forward- looking statements, including economic and other conditions in the markets in which Monster Worldwide operates, risks associated with acquisitions, competition, seasonality and the other risks discussed in Monster Worldwide’s Form 10-K and other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

Contact:

Robert Jones
Monster Worldwide
(212) 351-7032
robert.jones@monsterworldwide.com

Kathryn Burns
Monster Worldwide
(212) 351-7063
kathryn.burns@monsterworldwide.com